SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant X

Filed by a Party other than the Registrant

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Preliminary Proxy Statement

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Definitive Proxy Statement

X Definitive Additional Materials

Soliciting Material under §240.14a-12

VOYA PRIME RATE TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Voya Prime Rate Trust

Protect Your Investment.

- Use the **WHITE** proxy card to vote "FOR" your Board-approved nominees and "AGAINST" the proposal requesting a tender offer
- **DO NOT** vote using a gold card sent by Saba Capital Management: doing so will cancel your support for your Board

Protect your investment - VOTE TODAY!

Vote the WHITE proxy card today in support of your Board

Distribution Rate on NAV (%)
14%
12%
10%
8%
6%
4%
2%
0%
Cumulative Dividend per Share ($)
$14
$12
$10
$8
$6
$4
$2
$0
1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
Cumulative Dividend per Share
Distribution Rate on NAV

Since April 1995

$12.49	6.9%
Cumulative Distribution per share	Average Dist. Rate (NAV)

INVESTMENT MANAGEMENT

VOYA.

Dear Shareholder:

The Board of Voya Prime Rate Trust (the "Fund") is committed to protecting shareholders' investments in the Fund and has a track record of acting in the best interests of ALL shareholders.

The Fund has a focused investment thesis that has delivered consistently paid dividends for decades (as shown in the chart below) and has served shareholders well in periods of heightened volatility and credit risk.

It is important to vote the enclosed "WHITE" card to make sure your Board can continue to serve the Fund and protect it from an activist takeover at the expense of long-term shareholders.

History of Fund Monthly Distributions

Source: Morningstar Direct

A hedge fund managed by Saba Capital Management (together with the hedge fund, "Saba") has nominated an inexperienced, potentially biased slate of nominees with no track record of acting in the interests of shareholders and has submitted a shareholder proposal that would attempt to generate short-term profits for itself at the expense of other shareholders.

Please cast your vote "FOR" the Board-approved nominees listed on the "WHITE" proxy card and "AGAINST" a proposal submitted by Saba that is adverse to the interests of shareholders.

Your Board is committed to managing the Fund for the benefit of all shareholders:

▪Your Fund Advisor has managed the Fund, led by the same team, for over 25 years. They have managed the Fund in a manner that has earned income while seeking to preserve capital through various market cycles with a consistent, well-articulated loan-only investment approach focused on through-cycle performance and loss avoidance.

▪The Board continues to consider a range of options that benefit shareholders more broadly under a greater variety of market conditions than Saba's shareholder proposal and have a less disruptive effect than Saba's proposal on the Fund's shareholders and its operations.

"One of the things that is most troubling about [activists attacking closed-end funds] is that closed-end funds are ordinarily held by retail investors and old mom and pop investors who bought the fund on the understanding that it wouldn't be attacked in just this way."

– Then-SEC Commissioner Robert Jackson Jr., September 25, 2019

PROTECT THE VALUE OF YOUR INVESTMENT – A VOTE FOR YOUR BOARD-APPROVED NOMINEES IS A VOTE FOR VALUE CREATION – PLEASE VOTE THE "WHITE" CARD TODAY.

Saba may contact you to solicit your vote. Please do not vote the gold proxy card sent to you by Saba. Doing so could cancel out your vote for the Board-approved nominees and help a hedge fund prevail over the interests of all shareholders. Please vote the enclosed "WHITE" proxy card today.

Voya Prime Rate Trust